Exhibit 23.1



                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-59856 and No. 333-04893) of our report dated March 3, 2004 (except for Note 11 which is dated March 19, 2004) which appears on page F-2 of Form 10-K for Wireless Telecom Group, Inc. for the year ended December 31, 2003.



                                            /s/ LAZAR LEVINE & FELIX LLP
                                            ----------------------------
                                            LAZAR LEVINE & FELIX LLP


         New York, New York
         March 29, 2004